Exhibit 10.8

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”), is made as of February 25, 2022, by and among Quanergy Systems, Inc., a Delaware corporation (f/k/a CITIC CAPITAL ACQUISITION CORP.) (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (the “Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the (“GYBL,” and together with the Company and Purchaser, the “Parties”). Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

WHEREAS, the Parties are parties to that certain Registration Rights Agreement, dated as of December 3, 2021 (the “Registration Rights Agreement”);

WHEREAS, in accordance with Section 10 of the Registration Rights Agreement, the Registration Rights Agreement may be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties and desire to amend the Registration Rights Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1(f) of the Registration Rights Agreement is hereby amended and restated, in its entirety as follows:

“(f) “Filing Deadline” means with respect to the Registration Statement, the second (2nd) Business Day following the date on which the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2021 with the Commission (the “Primary Filing Deadline”); provided that if the Company shall have failed to file the Registration Statement by the Primary Filing Deadline, then “Filing Deadline” shall, thereafter, be deemed to mean March 10, 2022 for all purposes of this Agreement including, without limitation, Section 2(a).”

2. This Amendment and the Registration Rights Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except to the extent modified herein, the terms and conditions of the Registration Rights Agreement shall remain in full force and effect.

3. This Amendment shall be governed by the internal law of the State of New York.

4. This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the date first above written.

QUANERGY SYSTEMS, INC.

By:	/s/ Patrick Archambault
Name:	Patrick Archambault
Title:	Chief Financial Officer

GEM GLOBAL YIELD LLC SCS

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Manager

GEM YIELD BAHAMAS LTD.

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Director

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